                                                                    Exhibit 10.7
                                                                    ------------

                         SECURITIES PURCHASE AGREEMENT

                                  dated as of

                                August 1, 2000

                                     among

             MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.,

                         MSDW IV 892 INVESTORS, L.P.,

            MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.,

                                      and

                        CHOICE ONE COMMUNICATIONS INC.

                       relating to the purchase and sale

                                      of

                                  Securities

                                      of

                        CHOICE ONE COMMUNICATIONS INC.

                               TABLE OF CONTENTS

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                                   ARTICLE 1

                                  DEFINITIONS

 SECTION 1.01.  Definitions.................................................   1

                                   ARTICLE 2

                               PURCHASE AND SALE

 SECTION 2.01.  Purchase and Sale...........................................   6
 SECTION 2.02.  Closing.....................................................   6

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

 SECTION 3.01.    Organization, Corporate Power and Licenses................   7
 SECTION 3.02.    Capital Stock and Related Matters.........................   7
 SECTION 3.03.    Authorization; No Breach..................................   7
 SECTION 3.04.    Governmental Consents.....................................   8
 SECTION 3.05.    Compliance with Laws......................................   8
 SECTION 3.06.    Subsidiaries..............................................   8
 SECTION 3.07.    Financial Statements......................................   9
 SECTION 3.08.    Absence of Certain Changes................................   9
 SECTION 3.09.    SEC Reports...............................................   9
 SECTION 3.10.    Material Contracts........................................   9
 SECTION 3.11.    Litigation................................................   9
 SECTION 3.12.    Taxes.....................................................  10
 SECTION 3.13.    Intellectual Property.....................................  10
 SECTION 3.14.    Environmental Compliance..................................  10
 SECTION 3.15.    Compliance with ERISA.....................................  10
 SECTION 3.16.    Regulatory Matters........................................  11
 SECTION 3.17.    Disclosure................................................  11
 SECTION 3.18.    Transaction Documents.....................................  11
 SECTION 3.19.    Related Transactions......................................  12
 SECTION 3.20.    Finder's Fees.............................................  13

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

 SECTION 4.01.    Corporate Existence and Power.............................  13
 SECTION 4.02.    Corporate Authorization...................................  13
 SECTION 4.03.    Governmental Authorization................................  13
 SECTION 4.04.    Noncontravention..........................................  13
 SECTION 4.05.    Purchase for Investment...................................  13
 SECTION 4.06.    Litigation................................................  14

                                      (i)

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 SECTION 4.07.    Finders' Fees.............................................  14

                                   ARTICLE 5

                             CONDITIONS TO CLOSING

 SECTION 5.01.    Conditions to Obligations of each Party...................  14
 SECTION 5.02.    Conditions to Obligation of the Purchasers................  14
 SECTION 5.03.    Condition to Obligation of the Issuer.....................  14

                                   ARTICLE 6

                           SURVIVAL; INDEMNIFICATION

 SECTION 6.01.    Survival..................................................  15
 SECTION 6.02.    Indemnification...........................................  15
 SECTION 6.03.    Issuance of Capital Stock.................................  16

                                   ARTICLE 7

                                 MISCELLANEOUS

 SECTION 7.01.    Notices...................................................  16
 SECTION 7.02.    Amendments and Waivers....................................  17
 SECTION 7.03.    Expenses; Documentary Taxes...............................  17
 SECTION 7.04.    Successors and Assigns....................................  17
 SECTION 7.05.    Governing Law.............................................  17
 SECTION 7.06.    Jurisdiction..............................................  18
 SECTION 7.07.    Waiver Of Jury Trial......................................  18
 SECTION 7.08.    Counterparts; Third Party Beneficiaries...................  18
 SECTION 7.09.    Entire Agreement..........................................  18
 SECTION 7.10.    Captions..................................................  18

                                     (ii)

                                                                    Exhibit 10.7
                                                                    ------------

                         SECURITIES PURCHASE AGREEMENT

     AGREEMENT dated as of August 1, 2000 between Morgan Stanley Dean Witter Capital Partners IV, L.P., a Delaware limited partnership ("MSDWCP"), MSDW IV 892 Investors, L.P., a Delaware limited partnership, and Morgan Stanley Dean Witter Capital Investors IV, L.P., a Delaware limited partnership, (each of the foregoing, a "Purchaser", and collectively, the "Purchasers"), and Choice One Communications Inc., a Delaware corporation (the "Issuer").

                              W I T N E S S E T H:

     WHEREAS, the Issuer, Barter Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Issuer ("Newco"), US Xchange, Inc., a Delaware corporation ("US Xchange") and the stockholder of the issued and outstanding capital stock of US Xchange (the "Stockholder"), have entered into an Agreement and Plan of Merger dated as of May 14, 2000 (the "Merger Agreement");

     WHEREAS, upon consummation of the merger (the "Merger") under the Merger Agreement in accordance with the terms and conditions thereof, US Xchange will be merged with and into Newco, and Newco will continue as the surviving corporation of the Merger (the "Acquisition"); and

     WHEREAS, in connection with obtaining financing for the Acquisition, the Issuer agreed to issue and sell Series A Senior Cumulative Preferred Stock and warrants to purchase shares of the Issuer's common stock substantially on the terms set forth in a commitment letter dated April 27, 2000 between the Issuer and MSDW Capital Partners IV, LLC, the general partner of each of the Purchasers (the "Commitment Letter").

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Issuer or any Subsidiary and (iii) covers any employee or former employee of the Issuer or any Subsidiary.

     "Bridge Loan Documents" means the Bridge Financing Agreement, dated as of August 1, 2000, among the Issuer, the lenders party thereto and Morgan Stanley Senior Funding, Inc. as arranger and book runner, and all of the documents contemplated thereby.

     "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series A Senior Cumulative Preferred Stock, substantially in the form of Exhibit A hereto.

     "CLEC" means a competitive local exchange carrier under applicable Communications Law.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Common Stock" means the common stock of the Issuer, par value $0.01 per share.

     "Communications Law" means the Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations promulgated thereunder, and all rules and regulations of the Federal Communications Commission, any applicable PUC or any other applicable governmental authority related to the provision of telecommunication or broadcast services, each as amended or supplemented from time to time.

     "Communications License" means any license for the provision of CLEC telephony service, and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by Federal Communications Commission or other applicable governmental authority, including, without limitation, any PUC, each of the foregoing authorizing or permitting the acquisition, construction of Network Facilities or any other system for the provision of CLEC telephony service.

     "EdgeNet Note" means, collectively, the four convertible subordinated notes in aggregate amount of $750,000 dated February 24, 2000, between the Issuer and each of the former shareholders of EdgeNet, Inc.

     "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Issuer or any Subsidiary and
(iii) covers any employee or former employee of the Issuer or any Subsidiary.

     "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement Or any agreement with any governmental authority or other Person, whether now or hereafter in effect, relating to human health and safety, the environment or to hazardous substances.

     "Environmental Liabilities" means all liabilities of the Issuer and the Subsidiaries, whether contingent or fixed, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Issuer or any Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Group" means the Issuer, any Subsidiary and all members of a controlled group of corporations and all trades or businesses under common control which, together with the Issuer or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Financings" means the transaction contemplated under the Bridge Loan Documents and the Senior Loan Documents, collectively.

     "GAAP" means United States generally accepted accounting principles as in effect on the date hereof.

     "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

     "Information Statement" means the Definitive Information Statement filed by the Issuer on Schedule 14C with the Securities and Exchange Commission on July 6, 2000.

     "Intellectual Property Rights" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application,
(iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software, (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law and (xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, results of operations or prospects of the Issuer and the Subsidiaries, taken as a whole.

     "Merger Documents" means the Merger Agreement and all of the documents contemplated thereby to which either US Xchange or the Stockholder is a party.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "Network Agreement" means any interconnection agreement or other document or agreement entered into by Issuer or any Subsidiary regarding the use, operation or maintenance of, or otherwise concerning, any of the switches and network of digital and analog facilities owned or leased by Issuer or any Subsidiary for use in the provision of CLEC telephony service or other voice or data transmission services.

     "Network Facility" means the Switches and network of digital and analog facilities owned or leased by the Issuer or any Subsidiary for use in the provision of CLEC telephony service or other voice or data transmission services.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means the shares of Series A Senior Cumulative Preferred Stock.

     "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or CLEC telephony system or over Persons who own, construct or operate a Network Facility or any such system.

     "PUC Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any PUC.

     "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

     "SEC Reports" means the forms, reports and documents filed by the Issuer with the Securities and Exchange Commission, including without limitation any such forms, reports and documents filed pursuant to the Securities Act or the Exchange Act.

     "Securities" means, collectively, the Preferred Stock and the Warrants.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Senior Loan Documents" means the Second Amended and Restated Credit Agreement dated as of August 1, 2000 by and among the Issuer, certain of its subsidiaries, the lenders referred to therein and First Union Investors, Inc., as Administrative Agent, and all of the documents contemplated thereby.

     "Subsidiary" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer.

     "Switch" means any Lucent 5-ESS Switch or other comparable switch for the provision of CLEC telephony service or packet-based switch for the provision of DSL and/or voice services.

     "Transaction Documents" means the documents contemplated by this Agreement (including without limitation, the Certificate of Designations and the, Warrant Agreement), the Merger Documents, the Bridge Loan Documents and the Senior Loan Documents, collectively.

     "Warrant Agreement" means the Warrant Agreement dated as of the date hereof in the form of Exhibit B hereto.

     "Warrants" means the warrants to purchase shares of the Common Stock in accordance with the terms and conditions of the Warrant Agreement.

                                   ARTICLE 2
                               PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Issuer agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally but not jointly, to purchase from the Issuer at the Closing, the number and type of Securities and at the prices indicated opposite such Purchaser's name on Schedule 2.01.

     SECTION 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place on August 1, 2000 at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, or at such other place as the parties may agree. At the Closing:

          (a) Each Purchaser shall deliver to Issuer the cash amount indicated opposite such Purchaser's name on Schedule 2.01 in immediately available funds by wire transfer to an account of the Issuer designated by the Issuer, by notice to such Purchasers, which notice shall be delivered not later than two business days prior to the Closing Date.

          (b) The Issuer shall deliver to each Purchaser certificates for the number and type of Securities indicated opposite such Purchaser's name on
     Schedule 2.01, duly registered in the name of such Purchaser.

          (c) The Issuer shall deliver to each Purchaser a certificate of the secretary of the Issuer that the Certificate of Designations has been filed with the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware.

          (d) The Issuer shall deliver to each Purchaser evidence that the shares of Common Stock issuable upon exercise of the Warrants have been approved for listing on the Nasdaq Stock Market.

          (e) The Issuer shall deliver to each Purchaser an opinion of Nixon Peabody LLP, counsel to the Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of the Issuer, copies of which opinions and certificates shall be contemporaneously delivered to the Purchasers.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE ISSUER

     The Issuer represents and warrants to each Purchaser (including without limitation immediately after giving effect to the Acquisition and the Financings) that:

     SECTION 3.01. Organization, Corporate Power and Licenses. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Issuer possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses and to carry out the transactions contemplated by this Agreement and the Transaction Documents. The copies of the Issuer's charter documents and bylaws which have been furnished to the Purchasers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     SECTION 3.02.  Capital Stock and Related Matters.

          (a) Immediately upon the consummation of the Acquisition and of the Closing hereunder, the authorized capital stock of the Issuer shall consist of (i) one hundred fifty million (150,000,000) shares of Common Stock, of which (w) 37,872,234 shares are issued and outstanding, (x) 6,000,000 shares are reserved for issuance upon exercise of employee stock options (and options in respect of 1,484,196 shares have been granted to such employees, including 206,025 shares issuable in respect of option grants to the employees and shareholders of US Xchange) and (y) 132,148 shares are issuable upon the conversion of the EdgeNet Note, and (ii) five million (5,000,000) shares of preferred stock, of which 200,000 shares of the Preferred Stock shall be issued and outstanding. Except as set forth above, the Issuer shall not have outstanding any stock or securities, nor any options, warrants (except for warrants issuable pursuant to the Bridge Loan Documents) or other rights to acquire capital stock or securities of the Issuer. All of the outstanding shares of the Issuer's capital stock are validly issued, fully paid and nonassessable.

          (b) The Issuer has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws.

     SECTION 3.03. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other Transaction Documents to which the Issuer is a party have been duly authorized by the Issuer. This Agreement and each other Transaction Document to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms. The execution and delivery by the Issuer of this Agreement and the Transaction Documents to which the Issuer is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a default under or breach of, (ii) result in the creation of any Lien (other than under the Senior Loan Documents) upon the Issuer's or any Subsidiary's capital stock or assets pursuant to, (iii) give any third party the right to modify, terminate or accelerate any obligation under, or (iv) require any authorization, consent, approval, exemption or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, (x) the certificate of incorporation or bylaws of the Issuer or any Subsidiary, (y) any law, statute, rule or regulation to which the Issuer or any Subsidiary or any executive officer of the Issuer is subject, or (z) any agreement, instrument, order, judgment or decree to which the Issuer or any Subsidiary or any executive officer of the Issuer is subject, subject to the restrictions set forth in Section 11.7 of the Senior Loan Documents and Section
6.07 of the Bridge Loan Documents.

     SECTION 3.04. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required, which has not been obtained, in connection with the execution, delivery and performance by the Issuer of this Agreement or the other Transaction Documents, the consummation of any of the transactions contemplated hereby or thereby, or the conduct or operation of the business of the Issuer and the Subsidiaries, other than certain PUC authorizations to be obtained after the Closing in connection with the Bridge Loan Documents and the Senior Loan Documents.

     SECTION 3.05. Compliance with Laws. Neither the Issuer nor any Subsidiary has violated any law or any governmental regulation or requirement in any material respects.

     SECTION 3.06.  Subsidiaries

          (a) Each Subsidiary is a corporation or limited liability company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all powers (corporate or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) All of the outstanding capital stock or other voting securities or other equity interests of each Subsidiary is owned by the Issuer, directly or indirectly, free and clear of any Lien (other than under the Senior Loan Documents) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other equity interests). There are no outstanding (i) securities of the Issuer or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities or other equity securities of any Subsidiary or the Issuer or (ii) options or other rights to acquire from the Issuer or any Subsidiary, or other obligation of the Issuer or any Subsidiary to issue, any capital stock, voting securities, other equity interests or securities convertible into or exchangeable for capital stock or voting securities or other equity interests of any Subsidiary.

     SECTION 3.07. Financial Statements. The audited consolidated balance sheet as of December 31, 1999 and the related audited consolidated statement of operations and cash flows for the year ended December 31, 1999 and the unaudited interim consolidated balance sheet for the three months ended March 31, 2000 and the related unaudited interim consolidated statements of operations and cash flows for the three months ended March 31, 2000 of the Issuer and the Subsidiaries have been delivered by the Issuer to the Purchasers. Such financial statements fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Issuer and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 3.08. Absence of Certain Changes. Since December 31, 1999, the business of the Issuer and the Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an adverse effect on the ability of the Issuer to perform its obligations under this Agreement or the other Transaction Documents.

     SECTION 3.09. SEC Reports. The Issuer has filed all required SEC Reports when due (or within permitted extension periods) in accordance with the Exchange Act. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, the pro forma balance sheet as of March 31, 2000 included in the Information Statement and the pro forma statements of operations for the periods ended December 31, 1999 and March 31, 2000 included in the Information Statement present fairly, in all material respects, the financial position and results of operations of the Issuer, the Subsidiaries and US Xchange on a pro forma basis (based on the assumptions set forth therein).

     SECTION 3.10. Material Contracts. Each of the agreements, contracts, leases and commitments listed as an exhibit to any SEC Report is a legal, valid and binding agreement pursuant to its terms as of the date filed of the Issuer or a Subsidiary, as the case may be, and is in full force and effect, and none of the Issuer, such Subsidiary or, to the knowledge of the Issuer, any other party thereto is in default or breach, in each case in any material respect, and, no event or circumstance with respect to any such agreement, contract, lease or commitment has occurred that, with notice or lapse of time or both, would reasonably be expected to constitute a Material Adverse Effect.

     SECTION 3.11. Litigation. There is no claim, suit, litigation, investigation, arbitration or other proceeding (whether by a private party or governmental agency) pending or threatened against the Issuer, the Subsidiaries or any of its or their executive officers, except for any claim, suit, litigation, investigation, arbitration or other proceeding which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.12. Taxes. Each of the Issuer and the Subsidiaries have duly filed all federal, state and other tax returns required by law to be filed by it and have paid all federal, state and other taxes, assessments and other governmental charges or levies which are due and payable by the Issuer or any Subsidiary, except any such taxes, assessments or other governmental charges or levies (i) the payment of which is being contested in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the Issuer or a Subsidiary, as applicable, and (iii) as to which no Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

     SECTION 3.13. Intellectual Property. The Issuer and each Subsidiary owns, or has the legal right to use, all material Intellectual Property Rights necessary for each of them to conduct its business. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property Right or the validity or effectiveness of any such Intellectual Property Right, nor does the Issuer know of any facts or circumstances that could provide a reasonable basis for any such claim. To the knowledge of the Issuer, the use of such Intellectual Property Rights by the Issuer and the Subsidiaries does not infringe on the rights of any Person.

     SECTION 3.14.  Environmental Compliance

          (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer's knowledge, threatened by any governmental or other entity (i) with respect to any alleged material violation by the Issuer or any Subsidiary of any Environmental Law, (ii) with respect to any alleged failure by the Issuer or any Subsidiary to have any material Environmental Permit or (iii) with respect to any Regulated Activity or any release, as defined in 42 U.S.C. (S) 9601(22), of any Hazardous Substance.

          (b) (i) Neither the Issuer nor any Subsidiary has engaged in any Regulated Activity other than in compliance in all material respects with all applicable Environmental Laws and (ii) to the knowledge of the Issuer, no release, as defined in 42 U.S.C. (S) 9601(22), of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Issuer or any of the Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c) There are no Environmental Liabilities that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.15. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Plan to the extent the ERISA Group maintains such plans. No member of the ERISA Group has (a) sought a waiver of the minimum funding standards under Section 412 of the Code in respect of any Employee Plan, (b) failed to make any contribution or payment to any Employee Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Employee Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

     SECTION 3.16.  Regulatory Matters

          (a) Each Network Agreement has been duly executed and delivered by the Issuer or the Subsidiary party thereto, is in full force and effect and neither the Issuer or any Subsidiary nor, to the knowledge of the Issuer, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

          (b) Schedule 3.16 sets forth, as of the date hereof, a true and complete list of the following information for each Communications License issued to the Issuer or any Subsidiary: (A) for all Communications Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization only, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

          (c) Neither the Issuer nor any Subsidiary is in material violation of any Communications Law applicable thereto as of the date hereof. The Communications Licenses specified on Schedule 3.16 are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Communications Licenses and except as set forth on such Schedule 3.16. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or (B) materially and adversely affect any rights of the Issuer or any Subsidiary thereunder. The Issuer has no reason to believe and has no knowledge that Communications Licenses will not be approved or renewed, as applicable, in the ordinary course.

     SECTION 3.17. Disclosure. Neither this Agreement or any other Transaction Document nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other written items supplied to the Purchasers by or on behalf of the Issuer, whether with respect to the transactions contemplated hereby or otherwise, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Issuer has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.18. Transaction Documents. The Issuer has delivered to the Purchasers true, complete and correct copies of the Transaction Documents, together with all amendments and modifications thereto. The Transaction Documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transaction related thereto, and there are no agreements or understandings, oral or written, or agreements not contained therein that relate to or modify the substance thereof which have not been previously disclosed in writing to the Purchasers. The representations and warranties made by the Issuer and the Subsidiaries contained in the Transaction Documents are true and correct and no default or event of default exists under any of the Transaction Documents.

     SECTION 3.19.  Related Transactions

          (a) All conditions to the consummation of the Merger set forth in the Merger Documents shall have been satisfied (without any waiver thereof), and the transactions contemplated by the Merger Documents shall have been consummated contemporaneously with the closing of the transactions contemplated by this Agreement. The cash component of the Merger Consideration (as such term is defined in the Merger Agreement) shall not have exceeded $24,600,000, and the capital stock component of the Merger Consideration (as such term is defined in the Merger Agreement) shall not have exceeded 6,207,664 shares of Common Stock. The Promissory Note pursuant to the Acquiror Loan (as each such term is defined in the Merger Agreement) shall have been repaid in full. The Senior Notes (as such term is defined in the Merger Agreement) shall have been redeemed in full on terms and conditions previously disclosed to the Purchasers.

          (b) All conditions to the consummation of the transactions contemplated under the Senior Loan Documents shall have been satisfied. The Issuer shall have received $145,000,000 in net cash proceeds from the lenders thereunder in accordance with the terms and conditions of the Senior Loan Documents.

          (c) All conditions to the consummation of the issuance of the Bridge Notes set forth in the Bridge Loan Documents shall have been satisfied.

          (d) The pro forma consolidated balance sheet of the Issuer and the Subsidiaries attached as Schedule 3.19 hereto fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Issuer and the Subsidiaries, taken as a whole, immediately after the consummation of the Acquisition and after giving effect to the Acquisition, the Financings and the transactions contemplated hereby and thereby.

          (e) Immediately after the consummation of the Acquisition and after giving effect to the Acquisition, the Financings and the transactions contemplated hereby and thereby, the Issuer shall have (x) $28,000,000 in unrestricted cash on its consolidated balance sheet (prepared in accordance with GAAP, consistently applied), and there shall be no Liens with respect to any such cash, and (y) $150,000,000 in immediately available undrawn commitments under the Senior Loan Documents.

          (f) The sum of the amounts set forth under this Section 3.19(e)(x) and
     (e)(y) shall be in excess of $175,000,000.

     SECTION 3.20. Finder's Fees. Except for Warburg Dillon Read LLC and First Union Securities whose fees will be paid by the Issuer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer or any of its Affiliates which might be entitled to any fee or commission from the Issuer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Each Purchaser, severally as to itself and not jointly, represents and warrants to the Issuer as follows:

     SECTION 4.01. Corporate Existence and Power. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     SECTION 4.02. Corporate Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the. transactions contemplated hereby are within the powers of such Purchaser and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement and each other Transaction Document to which such Purchaser is a party constitutes a valid and binding agreement of such Purchaser.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official.

     SECTION 4.04. Noncontravention. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the partnership agreement of such Purchaser, (ii) violate any material indenture, agreement or mortgage to which such Purchaser is a party or by which such Purchaser is bound, or (iii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree or require any material consent of any other Person.

     SECTION 4.05. Purchase for Investment. Such Purchaser acknowledges that the Securities have not been registered under the Securities Act or any state securities laws and that the purchase and sale of the Securities contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, such Purchaser is purchasing the Securities to be purchased by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Such Purchaser is an "accredited investor" (as defined in Regulation D under the Securities Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Securities and is capable of bearing the economic risks of such investment.

     SECTION 4.06. Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     SECTION 4.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Purchaser or any of its Affiliates which might be entitled to any fee or commission from such Purchaser or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                             CONDITIONS TO CLOSING

     SECTION 5.01. Conditions to Obligations of each Party. The obligations of each party to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

          (b) No proceeding challenging this Agreement or any of the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending, where, in the reasonable judgment of the Purchasers there is a significant possibility of a determination in accordance with the plaintiff s demand.

     SECTION 5.02. Conditions to Obligation of the Purchaser. The obligation of the Purchasers to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) The representations and warranties of the Issuer contained in this Agreement and in any certificate or other writing delivered by Issuer pursuant hereto shall be true and correct.

          (b) Each of the Transaction Documents shall have been executed and delivered by the parties thereto, the conditions to closing of each of the parties to the Transaction Documents (other than the Purchasers) as set forth in such Transaction Documents shall have been satisfied and each such Transaction Document shall be in full force and effect.

     SECTION 5.03. Condition to Obligation of the Issuer. The obligation of the Issuer to consummate the Closing is subject to the satisfaction of the following further condition:

          (a) The representations and warranties of the Purchasers contained in this Agreement shall be true and correct.

                                   ARTICLE 6
                           SURVIVAL; INDEMNIFICATION

     SECTION 6.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, shall survive the Closing until the third anniversary of the Closing Date, except that (i) the representations and warranties contained in Sections 3.01, 3.02, and 3.03 shall survive indefinitely and (ii) the representations and warranties contained in Sections 3.12, 3.14 and 3.15 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof, if applicable). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their terms or, if no term is specified, indefinitely.

     SECTION 6.02.  Indemnification

          (a) The Issuer hereby indemnifies each of the Purchasers, their general partner and any limited partner of any of the Purchasers, any affiliate of the general partner of the Purchasers and any of their respective directors, officers, agents and employees and each other person, if any, controlling the general partner of the Purchasers or any limited partner of the Funds or any of their affiliates (an "Indemnified Person") against and agrees to hold each of them harmless from any and all losses, claims, damages, costs, liabilities or expenses (or actions, suits or proceedings in respect thereof), including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding ("Damages") incurred or suffered by any Indemnified Person, in each case arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Issuer pursuant to this Agreement.

          (b) In addition to the indemnification obligations set forth above, the Issuer hereby indemnifies each Indemnified Person against and agrees to hold each of them harmless from any Damages to which such Indemnified Person may become subject or which may be incurred or suffered by such Indemnified Person in connection with or arising from the matters which are the subject of the transactions contemplated under this Agreement (including, without limitation, any use made or proposed to be made by the Issuer of the proceeds from the sale of the Preferred Stock and the Warrants) or in connection with or arising from the Acquisition and the Financing or the transactions contemplated hereby or thereby and will reimburse any Indemnified Person for all expenses (including counsel fees) as they are incurred by any such Indemnified Person in connection with investigating, preparing or defending any such action or claim pending or threatened, whether or not such Indemnified Person is a party thereto. The Issuer shall not be responsible for any Damages to the extent a court of competent jurisdiction shall have finally determined that such Damage resulted primarily from such Indemnified Person's bad faith or gross negligence. If for any reason (other than the gross negligence or bad faith of any Indemnified Person referred to above) the foregoing indemnity is unavailable or insufficient to hold an Indemnified Person harmless, then the Issuer shall contribute to amounts paid or payable by such Indemnified

     Person in respect of such Damages in such proportion as appropriately reflects the relative benefits received by, and fault of, the Issuer and such Indemnified Person in connection with the matters as to which such Damages relate and other equitable considerations.

          (c) Each Purchaser, severally and not jointly, hereby indemnifies the Issuer against and agrees to hold it harmless from any and all Damages incurred or suffered by the Issuer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Purchaser pursuant to this Agreement.

     SECTION 6.03. Issuance of Capital Stock. For ninety days after the Closing Date, the Issuer will not issue any stock awards, options or other equity grants to any Person employed by US Xchange as of the Closing Date except for (a) stock awards included in the 37,872,234 shares of Common Stock outstanding immediately upon the consummation of the Acquisition and of the Closing hereunder, and (b) options granted after the Closing Date in the ordinary course of business and in accordance with the guidelines established by the Issuer's Board of Directors.

                                   ARTICLE 7
                                 MISCELLANEOUS

     SECTION 7.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to any Purchaser, to:

          c/o MSDW Capital Partners IV, LLC
          1221 Avenue of the Americas
          33rd Floor
          New York, New York 10020
          Attention:  John B. Ehrenkranz
          Fax:  (212) 762-7951

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:  Leonard Kreynin
          Fax:  (212) 450-4800

     if to Issuer, to:

          Choice One Communications Inc.
          100 Chestnut Street

          Suite 600
          Rochester, New York 14604
          Attention:  Steve M. Dubnik
          Fax:  (716) 530-2739

          with a copy to:

          Nixon Peabody LLP
          1300 Clinton Square
          Rochester, New York 14604
          Attention:  James A. Locke, III
          Fax:  (716) 263-1600

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 7.02.  Amendments and Waivers

          (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 7.03. Expenses; Documentary Taxes. The Issuer shall reimburse the Purchasers for all of their respective reasonable out-of-pocket expenses, including fees and reasonable disbursements of counsel, incurred by the Purchaser in connection with the transactions contemplated by this Agreement. The Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Securities.

     SECTION 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     SECTION 7.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 7.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

     SECTION 7.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 7.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 7.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (including without limitation the Commitment Letter).

     SECTION 7.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              CHOICE ONE COMMUNICATIONS INC.

                              By: /s/ John J. Zimmer
                                  -----------------------------------------

                              Its:  Vice President - Finance
                                    ---------------------------------------

                              MORGAN STANLEY DEAN WITTER
                              CAPITAL PARTNERS W, L.P.

                              By: MSDW Capital Partners IV, LLC, its general
                                  partner
                              By: MSDW Capital Partners IV, Inc., its Member

                              By: /s/ John Ehrenkranz
                                  ----------------------------------------

                              Its: _______________________________________

                              By:  _______________________________________

                              Its: _______________________________________

                              MSDW IV 892 INVESTORS, L.P.

                              By: MSDW Capital Partners IV, LLC, its general
                                  partner
                              By: MSDW Capital Partners IV, Inc., its Member

                              By:  /s/ John Ehrenkranz
                                   ---------------------------------------

                              Its: _______________________________________

                              By:  _______________________________________

                              Its: _______________________________________

                              MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.

                              By: MSDW Capital Partners IV LLC, its
                                  general partner
                              By: MSDW Capital Partners IV, Inc., its
                                  Member

                              By:  /s/ John Ehrenkranz
                                   ---------------------------------------

                              Its: _______________________________________

                              By:  _______________________________________

                              Its: _______________________________________


                              MSDW IV 892 INVESTORS, L.P.

                              By: MSDW Capital Partners IV, LLC, its general
                                  partner
                              By: MSDW Capital Partners IV, Inc., its Member

                              By: /s/ John Ehrenkranz
                                   ---------------------------------------

                              Its: _______________________________________

                              By:  _______________________________________

                              Its: _______________________________________

                              MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.

                              By: MSDW Capital Partners IV LLC, its
                                  general partner
                              By: MSDW Capital Partners IV, Inc., its
                                  Member

                              By: /s/ John Ehrenkranz
                                   ---------------------------------------

                              Its: _______________________________________

                              By:  _______________________________________

                              Its: _______________________________________